EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in the Schedule 13D filed by the Reporting Persons on December 4, 2014.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/4/2014	Sale	$14.3367	1	27383
12/5/2014	Sale	$14.3503	2	24516
12/8/2014	Sale	$14.2107	3	15528
12/9/2014	Sale	$14.2644	4	24081
12/10/2014	Sale	$14.1673	5	11823
12/11/2014	Sale	$14.0259	6	3300
12/12/2014	Sale	$14.0558	7	10189
12/15/2014	Sale	$13.7859	8	14200
12/16/2014	Sale	$13.8833	9	9233
12/17/2014	Sale	$13.8017	10	4947
12/19/2014	Sale	$13.7519	11	1600
12/24/2014	Sale	$14.5290	12	106554
12/26/2014	Sale	$14.5076	13	20044
12/29/2014	Sale	$14.5000		7059

1 This transaction was executed in multiple trades at prices ranging from $14.20 – 14.40.
2 This transaction was executed in multiple trades at prices ranging from $14.29 – 14.40.
3 This transaction was executed in multiple trades at prices ranging from $14.12 – 14.29.
4 This transaction was executed in multiple trades at prices ranging from $14.01 – 14.32.
5 This transaction was executed in multiple trades at prices ranging from $14.09 – 14.255.
6 This transaction was executed in multiple trades at prices ranging from $14.00 – 14.09.
7 This transaction was executed in multiple trades at prices ranging from $14.01 – 14.09.
8 This transaction was executed in multiple trades at prices ranging from $13.75 – 13.99.
9 This transaction was executed in multiple trades at prices ranging from $13.83 – 13.99.
10 This transaction was executed in multiple trades at prices ranging from $13.75 – 13.99.
11 This transaction was executed in multiple trades at prices ranging from $13.75 – 13.76.
12 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.69.
13 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.58.